      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2001
                                             REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                     CAPITAL CROSSING PREFERRED CORPORATION

        (Exact Name of Registrant as Specified in Governing Instruments)

                               101 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 880-1000
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                           --------------------------

                            RICHARD WAYNE, PRESIDENT
                     CAPITAL CROSSING PREFERRED CORPORATION
                               101 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 880-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

    WILLIAM P. MAYER, ESQ.          COLLEEN V. COLLINS, ESQ.         RICHARD A. SCHABERG, ESQ.
     ANDREW F. VILES, ESQ.        VICE PRESIDENT AND CORPORATE        THACHER PROFFITT & WOOD
                                             COUNSEL
      GOODWIN PROCTER LLP             CAPITAL CROSSING BANK          1700 PENNSYLVANIA AVENUE
        EXCHANGE PLACE                  101 SUMMER STREET                 N.W., SUITE 800
  BOSTON, MASSACHUSETTS 02109      BOSTON, MASSACHUSETTS 02110        WASHINGTON, D.C. 20006
        (617) 570-1000                   (617) 880-1000                   (202) 347-8400

                           --------------------------

                 MASSACHUSETTS                                     04-3439366
         (State or Other Jurisdiction                           (I.R.S. Employer
       of Incorporation or Organization)                       Identification No.)

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-57044

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED       BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Non-cumulative Exchangeable
  Preferred Stock, Series C, $.01
  par value per share..............    115,000 Shares           $10.00             $1,150,000             $287.50

(1) Includes 15,000 shares of Common Stock which the underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement on Form S-11 filed by Capital Crossing Preferred Corporation with the Securities and Exchange Commission (File No. 333-57044) pursuant to the Securities Act of 1933 is incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 25th day of May 2001.

                                                       CAPITAL CROSSING PREFERRED CORPORATION

                                                       By:              /s/ RICHARD WAYNE
                                                            -----------------------------------------
                                                                          Richard Wayne
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

                    NAME                                        TITLE                       DATE
                    ----                                        -----                       ----
              /s/ RICHARD WAYNE
    ------------------------------------       President and Director (Principal        May 25, 2001
                Richard Wayne                  Executive Officer)

                      *                        Vice President, Treasurer and Director
    ------------------------------------       (Principal Financial and Accounting      May 25, 2001
              John L. Champion                 Officer)

                      *
    ------------------------------------       Director                                 May 25, 2001
             Nicholas W. Lazares

                      *
    ------------------------------------       Director                                 May 25, 2001
                Jeffrey Ross

                      *
    ------------------------------------       Director                                 May 25, 2001
            Michael J. Fox, M.D.

*By:                /s/ RICHARD WAYNE
             -------------------------------
                      Richard Wayne
                    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     EXHIBIT NO.
---------------------
         5.1            Opinion of Goodwin, Procter & Hoar LLP.

        23.1            Consent of Goodwin, Procter & Hoar LLP (included in
                        Exhibit 5.1 hereto).

        23.2            Consent of KPMG LLP.

        23.3            Consent of Wolf & Company, P.C.